UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2003

THE REPUBLIC CORPORATION

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-8597	74-0911766
(Commission File Number)	(IRS Employer Identification No.)

5340 Weslayan, P.O. Box 270462, Houston, TX 77277

(Address of principal executive offices)(Zip Code)

(713) 993-9200

Registrant’s telephone number, including area code:

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 28, 2003 The Republic Corporation (the “Company”), received a letter from Dixon, Waller & Co., Inc. (“D”), its auditors, confirming that D has declined to stand for re-election. The Audit committee of the Company’s Board of Directors accepted D’s decision declining to stand and has reviewed proposals from several accounting firms and has recommended new auditors to the Company’s Board of Directors.

The reports of D on the Company’s financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years, and subsequent interim period through March 25, 2003, there were no disagreements with D on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D, would have caused it to make reference to such disagreements in its reports, nor were there any reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

The Company has requested D to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter is filed as Exhibit 16 to this Form 8-K.

Effective March 31, 2003 the Company engaged BKD, LLP (“B”) as its’ independent auditor.  During the Company’s two most recent fiscal years and subsequent interim period before engaging B, the Company did not consult B regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was either the subject of a disagreement, or of a reportable event as defined in Regulation S-K, Item 304 (a)(1)(v).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c.  Exhibits

Exhibit No.	Exhibit
16	Letter From Dixon, Waller & Co., Inc. on change of independent accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE REPUBLIC CORPORATION

By:	/s/ J. Ed Eisemann, IV
J. Ed Eisemann, IV
Chairman of the Board, Director,
Chief Executive Officer, Chief
Financial and Accounting Officer